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                                                                      EXHIBIT 10


                   INDEMNIFICATION AGREEMENT - KFC to Kemper


     INDEMNIFICATION AGREEMENT made and entered into as of September 13, 1995 by and between KEMPER FINANCIAL COMPANIES, INC., a Delaware corporation ("KFC"), and KEMPER CORPORATION, a Delaware corporation ("Kemper").

     WHEREAS, concurrently herewith, Kemper Securities, Inc. (name changing to EVEREN Securities, Inc., effective 11:59 p.m. (EDT) on the date hereof), a Delaware corporation (KSI) and an indirect wholly owned subsidiary of KFC, and Kemper will enter into an Assumption Agreement relating to certain litigation matters (the "Assumption Agreement"); and

     WHEREAS, Kemper owns over 99% of the outstanding voting stock of KFC; and

     WHEREAS, KFS deems it advantageous to KFC that Kemper execute the Assumption Agreement; and

     WHEREAS, Kemper has stated that a condition of its entering into or executing the Assumption Agreement (but not a condition to its performance thereafter of its respective obligations thereunder) is that Kemper and KFC enter into this Indemnification Agreement pursuant to which KFC will indemnify and hold harmless Kemper with respect to any liability, loss, cost, damage, expense or amounts paid by Kemper pursuant to or in connection with the Assumption Agreement or Kemper's performance thereunder;

     NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, KFC and Kemper hereby agree as follows:

     1.  Incorporation of Recitals.

         Each of the recitals set forth above is hereby incorporated in its entirety.

     2.  KFC Indemnification of Kemper.

         KFC, in order to induce Kemper to enter into and execute the Assumption Agreement, hereby agrees unconditionally to indemnify and hold harmless Kemper with respect to any liability, loss, cost, damage, expense or amounts paid by Kemper pursuant to or in connection with the Assumption Agreement or Kemper's performance thereunder.


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     3.  Kemper Execution of Assumption Agreement.

         In consideration of KFC's indemnification hereunder, Kemper agrees unconditionally to enter into and execute the Assumption Agreement and to fully perform its respective obligations thereunder.

     4.  No Waiver.

         No delay or omission of any party to this Indemnification Agreement to exercise any right or power to enforce any provision hereof shall impair such right or power or be a waiver of any default or an acquiescence therein, and any single or partial exercise of any such right or power shall not preclude other or further exercise thereof or the exercise of any other right.

     5.  Governing Law.

         This Indemnification Agreement has been entered into in, and shall be governed by and construed in accordance with the internal laws of, the State of Illinois.

     IN WITNESS WHEREOF, the parties have executed, delivered and entered into this Indemnification Agreement as of the date first above written.

                                KEMPER CORPORATION

                                By: /s/ ARTHUR J. McGIVERN
                                Name:   Arthur J. McGivern
                                Title:  Senior Vice President

                                KEMPER FINANCIAL COMPANIES, INC.

                                By: /s/ WILLIAM A. HICKEY
                                Name:   William A. Hickey
                                Title:  Authorized Agent




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